UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2005

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23413	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Registrant is filing its press release dated June 13, 2005, which announced that it has appealed the NASD’s determination that the Registrant’s common stock is no longer eligible for quotation on the Over-the-Counter Bulletin Board (OTCBB).  The Registrant’s appeal will be heard on June 16, 2005 by a panel authorized by the NASD’s Board of Governors.  The panel is expected to render a decision within a few days after the hearing.  If the Registrant is unable to obtain temporary relief from the NASD’s requirements, its common stock will no longer be quoted on the OTCBB.  The text of that press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

The Registrant’s management has completed its assessment of internal control over financial reporting as of December 31, 2004 pursuant to Item 308(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, as required by Item 9A of Form 10-K.  The text of “Management’s Report of Internal Control Over Financial Reporting” which includes that assessment is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.  A copy of this report and related documentation has been submitted to the Registrant’s independent auditors and is currently being reviewed.  The Registrant’s independent auditors have not attested to management’s assessment and there can be no assurance that they will be able to do so.  Upon the completion of this review, the Registrant will file an amendment to its annual report on Form 10-K for the year ended December 31, 2004 to update Item 9A and the independent auditor’s opinion with respect thereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 13, 2005.

99.2	Management’s Annual Report on Internal Control Over Financial Reporting as of December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: June 13, 2005	/s/ Fenel M. Eloi
Fenel M. Eloi
Chief Operating Officer,
Chief Financial Officer,
Treasurer and Secretary